UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WIND RIVER SYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

This electronic version of the proxy statement of Wind River Systems, Inc. corrects a typographical error found on page A-5 of the proxy statement that was mailed to stockholders on or about April 28, 2005. Appendix A of the proxy statement contains the form of 2005 Equity Incentive Plan to be voted on at Wind River’s Annual Meeting of Stockholders. The version of Appendix A of the proxy statement mailed to the stockholders incorrectly stated that to the extent that an award under the plan that counted as 1.5 shares against the plan when it was issued is later recycled back into the plan, the plan will be credited with 2 shares. Appendix A should read that in such an event the plan will be credited with only 1.5 shares. Accordingly, the last sentence of the second paragraph of Section 3 on page A-5 of the proxy statement has been corrected to read as follows: “To the extent that a Share that was subject to an Award that counted as 1.5 Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan shall be credited with 1.5 Shares.”

The summary of the plan beginning on page 14 of the proxy statement mailed to stockholders correctly describes this provision. The form of plan, as corrected, will be the plan to be voted on at Wind River’s Annual Meeting of Stockholders.

500 WIND RIVER WAY

ALAMEDA, CA 94501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2005

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Wind River Systems, Inc. The Annual Meeting will be held on Wednesday, June 8, 2005, at 9:00 a.m. local time at Wind River’s headquarters located at 500 Wind River Way, Alameda, California. The items of business are:

1.	The election of our Board of Directors;

2.	The approval of the 2005 Equity Incentive Plan; and

3.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2006.

In addition, we may transact such other business as may properly come before the Annual Meeting or any continuations, adjournments or postponements of the Annual Meeting. We are not aware of any other business to come before the Annual Meeting.

These items of business are more fully described in the Proxy Statement, which accompanies this Notice of Annual Meeting. Please read this Proxy Statement carefully.

Only stockholders of record at the close of business on April 11, 2005 are entitled to vote at the Annual Meeting. This Notice, the Proxy Statement and the Annual Report are first being mailed to stockholders on or about April 28, 2005. Whether or not you plan to attend the Annual Meeting, please vote using the Internet or the telephone, or complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. The Proxy Statement describes the proxy voting in more detail. Returning the proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person. We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,

Michael W. Zellner

Secretary

Alameda, California

April 28, 2005

PROXY STATEMENT FOR

2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2005

INFORMATION CONCERNING SOLICITATION

The enclosed proxy is solicited on behalf of the Board of Directors of Wind River Systems, Inc. (“Wind River”) for use at Wind River’s 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 8, 2005, at 9:00 a.m. local time, or at any continuations, adjournments or postponements of the Annual Meeting. The purposes of the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Wind River’s headquarters located at 500 Wind River Way, Alameda, California, 94501.

This Proxy Statement and the accompanying form of proxy card are being mailed beginning on or about April 28, 2005, to stockholders entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K for the year ended January 31, 2005, which includes consolidated financial statements, is being mailed with this Proxy Statement. Stockholders may obtain, for the cost of copying, a copy of any exhibits to our Form 10-K by writing to Wind River Systems, Inc., 500 Wind River Way, Alameda, California 94501, Attention: Secretary.

Our telephone number is (510) 748-4100, and our Internet address is http://www.windriver.com.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who may vote?	You may vote at the Annual Meeting if you owned your shares as of the close of business on April 11, 2005, which is referred to as the “Record Date.”

As of the Record Date, we had a total of 83,921,239 shares of common stock (the “Common Stock”) outstanding, which were held of record by 708 stockholders. As of the Record Date, we had no shares of preferred stock outstanding.

You are entitled to one vote for each share of our Common Stock that you own.

How do I vote my proxy?	If your shares of Common Stock are held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your Common Stock by:

• voting via the Internet,

• voting by telephone, or

• voting by mail.

Of course, even if you vote your shares by proxy, you may also choose to come to the Annual Meeting and vote your shares in person.

To Vote by Mail	Sign and return the proxy card in the enclosed postage-paid and addressed envelope. If you received more than one proxy card, your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

To Vote by Telephone	To vote by telephone through services provided by ADP Investor Communication Services, call the phone number printed on your proxy card or voting instruction form, and follow the instructions provided on each proxy card.

If you vote by telephone, you do not need to complete and mail your proxy card.

To Vote over the Internet	To vote over the Internet through services provided by ADP Investor Communication Services, log on to the Internet at: http://www.proxyvote.com and follow the instructions at that site.

If you vote on the Internet, you do not need to complete and mail your proxy card.

To Vote in Person at the Annual Meeting	If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting.

If your shares are held in the name of your broker or other nominee, you are considered the “beneficial owner” of shares held in street name. If you wish to vote at the Annual Meeting, you will need to bring with you to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

Wind River 401(k) Plan Participants	If you are a participant in our 401(k) Plan, your proxy will incorporate all shares you own through the 401(k) Plan, assuming your shares are registered in the same name. Your proxy will serve as a voting instruction for the trustee of the 401(k) Plan. If you own shares through the 401(k) Plan and you do not vote, the plan trustee will vote those shares in the same proportion as other 401(k) Plan participants vote their 401(k) Plan shares.

How will the proxy holders vote?	If you provide instructions in your completed proxy card, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted “FOR” the election of all of the directors listed in Proposal One and “FOR” Proposals Two and Three.

What matters are being presented at the Annual Meeting?	We are not aware of any matters to be presented at the Annual Meeting other than those described in the Notice of Meeting and this Proxy Statement.

Will the proxy holders have discretionary voting power?	If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote your shares on the new Annual Meeting date as well, unless you have subsequently revoked your proxy.

How can I change my vote?	If you are a holder of record and would like to change your vote you can do so in the following ways:
• deliver written notice of your revocation to our Secretary prior to the Annual Meeting;
• deliver a properly executed, later dated proxy prior to the Annual Meeting; or
• attend the Annual Meeting and vote in person.

Please note that your attendance at the Annual Meeting in and of itself is not enough to revoke your proxy.

If your shares are held by a broker, bank or other nominee, you must contact them in order to find out how to change your vote.

Who is paying the cost of this proxy solicitation?	We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this. In addition, we have engaged Mellon Investor Services, LLC as our proxy solicitor to solicit proxies on our behalf from brokers, bank nominees and other institutions for a fee of approximately $8,000, plus reasonable out-of-pocket expenses.

What constitutes a quorum for the Annual Meeting?	The Annual Meeting will be held if a majority of our outstanding shares of Common Stock entitled to vote at the Annual Meeting are represented in person or by proxy.

What are the recommendations of the Board of Directors?	Our Board of Directors recommends that you vote:

•      “FOR” the re-election of John C. Bolger, William B. Elmore, Jerry L. Fiddler, Narendra K. Gupta, Grant M. Inman, Harvey C. Jones, Kenneth R. Klein and Standish H. O’Grady as the members of our Board of Directors;

• “FOR” the approval of the 2005 Equity Incentive Plan; and
• “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2006.

What vote is required for the proposals?	Directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote.

The affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to approve the 2005 Equity Incentive Plan and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

How are abstentions, withheld, and broker non-votes counted?	We treat shares that are voted “WITHHELD” or “ABSTAIN” in person or by proxy as being:

• present for purposes of determining whether or not a quorum is present at the Annual Meeting; and

• entitled to vote on a particular subject matter at the Annual Meeting.

Therefore a “WITHHELD” or “ABSTAIN” vote is the same as voting against a proposal that has a required, affirmative voting threshold, such as Proposals Two and Three, but will have no effect on Proposal One, the election of our directors, who are elected by a plurality of votes.

If you hold your Common Stock through a broker, the broker may be prevented from voting shares held in your brokerage account on some proposals (a broker non-vote) unless you have given the broker voting instructions. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but do not count for or against any particular proposal.

For Proposals One and Three, your broker is entitled to vote your shares on these matters if no instructions are received by you. For Proposal Two, your failure to give voting instructions to your broker will result in a broker non-vote on this matter.

What is the deadline for receipt of stockholder proposals for the 2006 Annual Meeting?	Stockholders may present proposals for action at a future annual meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission, or the SEC. Stockholder proposals, including nominations for the election of directors, which are intended to be presented by such stockholders at our 2006 Annual Meeting of Stockholders must be received by us no later than December 30, 2005 to be considered for inclusion in the proxy statement and proxy card relating to that meeting.

In addition to the SEC rules and regulations, our bylaws establish an advance notice procedure for proposals that a stockholder does not want to have included in our proxy statement relating to a meeting. Generally for these proposals, including the nomination of a person for director, a stockholder must provide written notice to our corporate secretary at least 90 days in advance of the first anniversary of the previous year’s meeting but not more than 120 days prior to that date. Moreover, your notice must contain specific information concerning the matters to be brought before the meeting. We urge you to read Article III, Section 5, of our bylaws in full in order to fully understand the requirements of bringing a proposal or nomination.

A copy of the full text of the bylaw provision relating to our advance notice procedure may be obtained by writing to our corporate secretary. All notices of proposals by stockholders, whether or not included in proxy materials, should be sent to Wind River Systems, Inc., 500 Wind River Way, Alameda, CA 94501, Attention: Secretary.

In addition, the proxy solicited by the Board of Directors for the 2006 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting if we are not provided with notice of such proposal on or prior to March 10, 2006.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of eight members. Each director serves in office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently on our Board of Directors.

Who are the nominees?	Based upon the recommendation of our Nominating Committee, the Board proposes the election of the following directors:

• John C. Bolger,

• William B. Elmore,

• Jerry L. Fiddler,

• Narendra K. Gupta,

• Grant M. Inman,

• Harvey C. Jones,

• Kenneth R. Klein, and

• Standish H. O’Grady.

Set forth below is information about each nominee, including his age as of April 28, 2005:

John C. Bolger, 58, became a director of Wind River in February 2000 in connection with Wind River’s acquisition of Integrated Systems, Inc. From July 1993 to February 2000, Mr. Bolger was a director of Integrated Systems, Inc. Mr. Bolger is currently a private investor and is a retired Vice President, Finance and Administration, and Secretary of Cisco Systems, Inc., a networking systems company. Mr. Bolger is also a director of Cogent, Inc., a biometric systems company, Integrated Device Technology, Inc., a semiconductor manufacturer, Micromuse, Inc., a software solutions company, and Mission West Properties, a real estate investment trust. He holds a B.A. in English Literature from the University of Massachusetts and an M.B.A. from Harvard University and is a certified public accountant.

William B. Elmore, 52, became a director of Wind River in August 1990. He has been a general partner of Foundation Capital, a venture capital investment firm, since 1995. From 1987 to 1995, he was a general partner of Inman & Bowman, a venture capital firm. Mr. Elmore currently serves as a director of Atheros Communications, Inc., a provider of semiconductor systems solutions for wireless communications products, Onyx Software, Inc., a customer relationship management software company, and several privately-held companies. Mr. Elmore holds a B.S. and an M.S. in electrical engineering from Purdue University and an M.B.A. from Stanford University.

Jerry L. Fiddler, 53, co-founded Wind River in February 1983 and has served as a director since Wind River’s inception. He also served as Chairman of the Board from February 1983 to January 2004.

Mr. Fiddler served as Chief Executive Officer of Wind River from February 1983 to March 1994, and as Interim Chief Executive Officer from April to September 1999. Prior to founding Wind River, he was a computer scientist in the Real-Time Systems Group at Lawrence Berkeley Laboratory. Mr. Fiddler is also a director of several privately-held companies. Mr. Fiddler holds a B.A. in music and photography and an M.S. in computer science from the University of Illinois.

Narendra K. Gupta, 56, became a director and Vice Chairman of Wind River in February 2000 in connection with Wind River’s acquisition of Integrated Systems, Inc. Dr. Gupta was a founder, Chairman of the Board and Chief Executive Officer of Integrated Systems, Inc., which was established in 1980 and also served as Interim President and Chief Executive Officer of Wind River from June 2003 to January 2004. He currently serves as a director of TIBCO Software Inc., a business integration and real-time business enabling software company, and of several privately-held companies and non-profit organizations. Dr. Gupta holds a B.Tech in engineering from the India Institute of Technology, an M.S. in engineering from the California Institute of Technology and a Ph.D. in engineering from Stanford University. He was elected a Fellow of the Institute of Electrical and Electronics Engineers (IEEE) in 1991.

Grant M. Inman, 63, became a director of Wind River in June 1999. He is the founder and General Partner of Inman Investment Management, a private venture capital investment company formed in 1998. Prior to 1998, he co-founded and was General Partner of Inman & Bowman, a venture capital firm formed in 1985. Mr. Inman serves as a director of Lam Research Corporation, a semiconductor equipment manufacturer, Paychex, Inc., a payroll and human resources outsourcing services company, and is a trustee of the University of California, Berkeley Foundation. Mr. Inman holds a B.A. in economics from the University of Oregon and an M.B.A. from the University of California, Berkeley.

Harvey C. Jones, 52, became a director of Wind River in February 2004. Mr. Jones is the Chairman of the Board of Tensilica Inc., a privately-held company he co-founded in 1997. Tensilica designs and licenses application-specific microprocessors for use in high-volume embedded systems. From December 1987 through February 1998, Mr. Jones held various positions at Synopsys, Inc., where he served as Chief Executive Officer through January 1994 and as Executive Chairman of the Board until February 1998. Prior to Synopsys, Mr. Jones served as President and Chief Executive Officer of Daisy Systems Corporation, a computer-aided engineering company that he co-founded in 1981. Mr. Jones currently serves on the board of NVIDIA Corporation, a manufacturer of graphics chips, and on the boards of various privately-held companies. Mr. Jones holds a B.S. degree in mathematics and computer sciences from Georgetown University and an M.S. in management from the Massachusetts Institute of Technology.

Kenneth R. Klein, 45, has been a director of Wind River since July 2003 and in January 2004 became the Chairman of the Board, President and Chief Executive Officer of Wind River. Prior to joining Wind River, Mr. Klein was with Mercury Interactive Corporation, a software company focused on business technology optimization, where he served as Chief Operating Officer from January 2000 until December 2003. He also served at Mercury Interactive as a director from July 2000 until December 2003 and held management positions there from 1992 through 1999 including President of North American Operations and Vice President of North American Sales. Mr. Klein serves on the board of Tumbleweed Communications Corp., a provider of messaging solutions, and is a director on the board of a privately-held company. Mr. Klein holds a B.S. in electrical engineering and biomedical engineering from the University of Southern California.

Standish H. O’Grady, 45, has been a director of Wind River since February 2004. Mr. O’Grady is a Managing Director of Granite Ventures LLC, an early-stage venture capital firm that he co-founded in 1998. He previously served in various positions with Hambrecht & Quist Group’s venture capital practice since 1986. Mr. O’Grady is currently a director of Tumbleweed Communications Corp., a provider of messaging solutions, and of several privately-held companies. Mr. O’Grady holds a B.S.E. degree in chemical engineering from Princeton University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

What vote is required for election?	Directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote. This means that the eight nominees who receive the greatest number of votes will be elected. There are no cumulative voting rights in the election of our directors.

What vote does the Board recommend?	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE LISTED ABOVE.

How will the proxy holders vote?	Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of these eight nominees. If any nominee becomes unavailable for election, the proxy holders will vote all shares represented by executed proxies for the election of any substitute nominee that the Board of Directors may recommend. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

General

The Board of Directors is responsible for supervision of the overall affairs of Wind River. The Board of Directors held four meetings during fiscal 2005 and also acted by written consent. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. During fiscal 2005, overall attendance at Board and committee meetings was 92% and each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board of which he was a member.

Our policy is that members of the Board of Directors are expected to attend the Annual Meeting of Stockholders. Seven directors attended the 2004 Annual Meeting of Stockholders. In the time between annual meetings, the Board has the authority under our bylaws to increase or decrease the size of the Board and fill vacancies.

Based on a review by the Board of Directors of all relevant information, the Board of Directors has determined that each of our directors, other than Messrs. Fiddler, Gupta and Klein, is not or has not been an officer or employee of Wind River in the past three years and has no relationship which, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director, and that each is “independent” as defined under Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc. (NASD) and the applicable rules promulgated by the SEC.

During fiscal 2005, there were four executive sessions of the independent directors.

Committees of the Board

During fiscal 2005, the Board had four standing committees:

•	an Audit Committee,

•	a Compensation Committee,

•	a Nominating Committee, and

•	a Non-Officer Stock Option Committee.

The following describes each committee, its current membership, the number of meetings held during fiscal 2005 and its function. Based on a review of the Board of Directors, all members of the Audit Committee, Compensation Committee and Nominating Committee are “independent directors” as defined in Rule 4200 of the listing standards of the NASD.

Audit Committee	The current members of the Audit Committee are John C. Bolger, Grant M. Inman and Harvey C. Jones. Mr. Bolger serves as the chairman of the Audit Committee.

The Audit Committee held six meetings during fiscal 2005.

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management regarding:

• the conduct and integrity of our financial reporting;

• our systems of internal accounting and financial and disclosure controls;

•      the qualifications, engagement, compensation, independence and performance of our independent registered public accounting firm, their conduct of the annual audit, and their engagement for any other services;

• our legal and regulatory compliance;

• our codes of ethics as established by management and the Board; and

• the preparation of the audit committee report required by the rules of the SEC to be included in our annual proxy statement.

All of the current members of the Audit Committee: (1) meet the criteria for “independence” set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended; (2) have not participated in the preparation of the financial statements of Wind River or any of its current subsidiaries at any time during the past three years; and (3) are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

The Board adopted and approved a charter for the Audit Committee in May 2000. In April 2004, the Board amended and restated the Audit Committee charter to bring the charter into compliance with the final rules of the SEC and the NASD. The current charter was filed as an appendix to the proxy statement for the 2004 Annual Stockholders’ Meeting and is also available on our website at http://ir.windriver.com/ under the “Corporate Governance” section.

Compensation Committee	The current members of the Compensation Committee are William B. Elmore, Grant M. Inman and Standish H. O’Grady. Mr. Elmore serves as chairman of the Compensation Committee.

In addition to being “independent directors” as defined by the NASD, all members of the Compensation Committee are non-employee, outside directors.

The Compensation Committee met two times during fiscal 2005 and also acted by written consent.

The Compensation Committee assists the Board of Directors in overseeing our management compensation policies and practices, including:

• determining and approving the compensation of our Chief Executive Officer;

• reviewing and approving compensation levels for our other executive officers;

• reviewing and approving management incentive compensation policies and programs;

• reviewing and approving equity compensation programs for employees, and exercising discretion in the administration of such programs; and

• producing an annual report on executive compensation for inclusion in our annual proxy statement.

The Compensation Committee has a charter that is available on our website at http://ir.windriver.com/ under the “Corporate Governance” section.

Nominating Committee	The current members of the Nominating Committee are John C. Bolger, William B. Elmore, Grant M. Inman, Harvey C. Jones and Standish H. O’Grady. Mr. Inman serves as the chairman of the Nominating Committee.

During fiscal 2005, the Nominating Committee met once.

The Nominating Committee:

• identifies the individuals qualified to become members of the Board consistent with criteria established by the Board;

• recommends to the Board the persons to be nominated as directors for election at the annual meeting of stockholders; and

• reviews and recommends to the Board changes to the size and/or composition of the Board and/or committees thereof.

It is the policy of the Nominating Committee to consider nominees recommended by stockholders for election to the Board. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Wind River Systems, Inc., 500 Wind River Way, Alameda, CA 94501, Attn: Secretary, and must include as to each person whom the stockholder proposes to nominate all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. A stockholder’s recommendation to the Secretary must also set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: the name and address of the stockholder, as they appear on our books, and of the beneficial owner; the class and number of shares of Wind River that are owned beneficially and of record by the stockholder and of the beneficial owner; and whether either the stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of our voting shares to elect such nominee(s). Additionally, the stockholder must provide any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his capacity as a proponent of a stockholder proposal.

Except as may be required by rules promulgated by the NASD or the SEC, there are currently no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there any specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess.

The Nominating Committee has a charter that is available on our website at http://ir.windriver.com/ under the “Corporate Governance” section.

Non-Officer Stock Option Committee	The current member of the Non-Officer Stock Option Committee is Kenneth R. Klein.

During fiscal 2005, the Non-Officer Stock Option Committee acted by written consent thirteen times.

The Non-Officer Stock Option Committee has the authority (subject to limitations, if any, which may be established by the Board) to grant stock options to employees who are not officers of the company, in accordance with our equity compensation plans.

The Non-Officer Stock Option Committee has a charter that is available on our website at http://ir.windriver.com/ under the “Corporate Governance” section.

Audit Committee Financial Expert

The Board of Directors has determined that Mr. Bolger is an “Audit Committee financial expert” as defined in Item 401(h) of Regulation S-K. Mr. Bolger is also “independent” as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Mr. Bolger is financially sophisticated, as required by the NASD listing standards.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee. None of the members of our Compensation Committee is or was an officer or employee of Wind River or its subsidiaries.

Communicating with Our Directors

You may contact our Board of Directors by writing to them via regular mail at Board of Directors, c/o Wind River Systems, Inc., 500 Wind River Way, Alameda, CA 94501. If you wish to contact our Board of Directors or any member of the Audit Committee to report questionable accounting or auditing matters you may do so anonymously by using this mailing address and designating the communication as “confidential.”

We handle communications to our Board of Directors in the manner described below:

•	Any stockholder communication that the Board receives will first go to the Director of Investor Relations, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

•	Unless the communication is marked “confidential,” management will review, summarize and, if appropriate, draft a response to the communication in a timely manner. The summary and response will be in the form of a memo, which will become part of the stockholder communications log that the Investor Relations department maintains with respect to all stockholder communications.

•	Management will then forward the original stockholder communication along with the memo to the Board member(s) (or committee chair if the communication is addressed to a committee) for review.

•	Any stockholder communication marked “confidential” will be logged by the Director of Investor Relations as “received” but will not be reviewed, opened or otherwise held by the Director of Investor Relations or any other member of management. Such confidential correspondence will be immediately forwarded to the addressee(s) without a memo or any other comment by management.

Director Compensation

Our Board of Directors is comprised of eight members, seven of whom are not currently employees of Wind River. These non-employee directors receive a quarterly retainer of $5,000, $1,500 for each Board meeting attended and $500 for each committee meeting attended. The chairman of each committee of the Board also receives an annual fee of $2,500. In addition, the non-employee directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. Beginning in fiscal 2002, the non-employee directors became eligible to receive health benefits under our health plans available generally to all of our regular employees; three of our non-employee directors receive such benefits and we pay a portion of the premiums for them.

The Board of Directors established the following equity compensation levels for all non-employee directors:

•	Upon election to the Board of Directors, new directors are automatically granted options to purchase 50,000 shares of our Common Stock. These options vest in four equal annual installments.

•	On April 1st of each year, each non-employee director is automatically granted options to purchase 15,000 shares of our Common Stock. These options vest in four equal annual installments but become fully vested on the first anniversary of the date of grant so long as the director attended at least 75% of the meetings of the Board and any committee on which he serves that were held during that year.

Non-employee director grants are made under the 1995 Non-Employee Directors’ Stock Option Plan and/or the 1998 Equity Incentive Plan. All stock options granted to non-employee directors have an exercise price equal to the fair market value of our Common Stock on the date of grant and generally expire ten years from the date of grant. As of April 1, 2005, non-employee directors held outstanding options to purchase an aggregate of 1,377,551 shares under all of our option plans, including options granted to Messrs. Fiddler and Gupta in their capacity as former employees of Wind River.

During the fiscal year ended January 31, 2005, we made the following grants to our current non-employee directors for their service as directors:

Director	Number of Option Shares Granted	Exercise Price Per Share (1)
John C. Bolger	15,000		$11.07
William B. Elmore	15,000		$11.07
Jerry L. Fiddler (2)	15,000		$11.07
Narendra K. Gupta (3)	15,000		$11.07
Grant M. Inman	15,000		$11.07
Harvey C. Jones (4)	50,000 15,000	$ $	8.38 11.07
Standish H. O’Grady (4)	50,000 15,000	$ $	8.38 11.07

(1)	Exercise price equals 100% of the fair market value of our Common Stock at the time of grant.
(2)	Mr. Fiddler was an employee of Wind River until January 2004. Mr. Fiddler became eligible to receive option grants made to non-employee directors in fiscal 2005.
(3)	Mr. Gupta resigned as Interim President and Chief Executive Officer in January 2004. Mr. Gupta became eligible to receive options grants made to non-employee directors in fiscal 2005.
(4)	Messrs. Jones and O’Grady joined the Board of Directors in February 2004.

PROPOSAL TWO:

APPROVAL OF 2005 EQUITY INCENTIVE PLAN

We are asking stockholders to approve Wind River’s adoption of the 2005 Equity Incentive Plan (the “2005 Plan”) so that we can grant awards of stock options and other forms of equity compensation designed to motivate and reward employees and directors to achieve Wind River’s goals and also allow Wind River to receive a federal income tax deduction for certain compensation paid under the 2005 Plan. The Board of Directors and Wind River’s Compensation Committee have approved the 2005 Plan, subject to stockholder approval at the annual meeting. Our named executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2005 Plan. The full text of the 2005 Plan is attached hereto as Appendix A.

A total of 6,250,000 Shares of Common Stock (“Shares”) have initially been reserved for issuance under the 2005 Plan, plus any shares subject to any outstanding options under Wind River’s 1987 Equity Incentive Plan, Wind River’s 1998 Non-Officer Stock Option Plan, Wind River’s 1998 Equity Incentive Plan and Wind River’s 1995 Non-Employee Directors’ Stock Option Plan that subsequently expire unexercised, up to a maximum of an additional 2,500,000 Shares.

We strongly believe that the approval of the 2005 Plan is essential to our continued success. The Board of Directors and management believe that equity awards motivate high levels of performance, align the interests of service providers and stockholders by giving employees the perspective of an owner with an equity stake in Wind River, and provide an effective means of recognizing service providers’ contributions to the success of Wind River. The Board of Directors and management believe that equity awards are of great value in recruiting and retaining personnel who help Wind River meet its goals, as well as rewarding and encouraging current employees. The Board of Directors and management believe that the ability to grant equity awards will be important to the future success of Wind River.

A new accounting standard requires companies to record a charge to earnings for employee and non-employee director stock option grants, including options granted under plans similar to the proposed 2005 Plan. The effective date of the new accounting standard is our first quarter of fiscal 2007. The 2005 Plan will allow us to grant a wider range of awards than is permitted under our current stock option plans, including restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units and deferred stock units, which will help us achieve our goal of attracting, retaining and motivating our talented personnel. We believe that the 2005 Plan will be an essential element of a competitive compensation package.

As of April 11, 2005, options to purchase a total of 14,631,709 shares were outstanding under our stock option plans as follows:

1987 Equity Incentive Plan	558,488
1995 Non-Employee Directors’ Stock Option Plan	303,744
1998 Non-Officer Stock Option Plan	8,253,845
1998 Equity Incentive Plan	5,515,632

As of April 11, 2005, our 1987 Equity Incentive Plan had expired and had no shares remaining available for issuance. As of April 11, 2005, our 1995 Non-Employee Directors’ Stock Option Plan had 6 shares remaining available for issuance. As of April 11, 2005, our 1998 Non-Officer Stock Option Plan had 3,934,515 shares remaining available for issuance. As of April 11, 2005, our 1998 Equity Incentive Plan had 22,413 shares remaining available for issuance.

Our 2005 Plan has been developed to replace our 1987 Equity Incentive Plan, 1995 Non-Employee Directors’ Stock Option Plan, 1998 Non-Officer Stock Option Plan and 1998 Equity Incentive Plan. If this proposal is approved by our stockholders, no more awards will be granted under those plans.

As of April 11, 2005, there were approximately 1,133 employees, officers and members of our Board of Directors eligible to participate in the 2005 Plan.

Our executive officers and directors have an interest in this proposal because they are eligible to receive awards under the 2005 Plan.

2005 Plan Summary

The following paragraphs provide a summary of the principal features of the 2005 Plan and its operation. The 2005 Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to the 2005 Plan.

Background and Purpose of the 2005 Plan

The 2005 Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and deferred stock units (each individually, an “Award”). The 2005 Plan is intended to attract and retain the best available personnel for positions of substantial responsibility, including (1) employees of Wind River and its subsidiaries, (2) consultants who provide significant services to Wind River and its subsidiaries, and (3) directors of Wind River who are employees of neither Wind River nor any subsidiary. The 2005 Plan also is designed to provide additional incentive to these service providers, to promote the success of Wind River’s business and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

Administration of the 2005 Plan

The Compensation Committee of the Board of Directors will have primary responsibility for administering the 2005 Plan. The Compensation Committee generally will consist of two or more directors who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) (so that Wind River is entitled to a federal tax deduction for certain compensation paid under the 2005 Plan). Notwithstanding the foregoing, the Board may itself administer the 2005 Plan or appoint one or more committees to administer the 2005 Plan with respect to employee directors, officers who are not directors and employees who are neither officers nor directors of Wind River. The Board, the Compensation Committee or other committee administering the 2005 Plan is referred to herein as the “Administrator.”

Subject to the terms of the 2005 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 2005 Plan and outstanding Awards.

Shares Available for Issuance

Upon approval of this proposal by Wind River’s stockholders, 6,250,000 Shares of Common Stock will become available for issuance under the 2005 Plan, plus any Shares subject to any outstanding options under Wind River’s 1987 Equity Incentive Plan, Wind River’s 1995 Non-Employee Directors’ Stock Option Plan, Wind River’s 1998 Non-Officer Stock Option Plan and Wind River’s 1998 Equity Incentive Plan that subsequently expire unexercised, up to a maximum of an additional 2,500,000 Shares. Any Shares subject to options or stock appreciation rights granted with a per-Share purchase price of 100% of fair market value on the date of grant or greater shall be counted against the Shares available for issuance as one Share for every Share subject thereto. Any Shares subject to restricted stock, restricted stock units or performance shares with a per Share purchase price lower than 100% of fair market value on the date of grant shall be counted against the Shares available for issuance as one and one-half Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as one and one-half Shares against the 2005 Plan reserve is recycled back into the 2005 Plan, the 2005 Plan shall be credited with one and one-half Shares.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, performance shares or restricted stock units, is forfeited to or repurchased by Wind River, the unpurchased Shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the 2005 Plan. With respect to stock appreciation rights, Shares actually issued pursuant to a stock appreciation right as well as the Shares withheld to pay the exercise price shall cease to be available under the 2005 Plan. Shares that have actually been issued under the 2005 Plan under any Award shall not be returned to the 2005 Plan and shall not become available for future distribution under the 2005 Plan; provided, however, that if Shares of restricted stock, performance shares or restricted stock units are repurchased by Wind River at their original purchase price or are forfeited to Wind River, such Shares shall become available for future grant under the 2005 Plan. Shares used to pay the exercise price of an option shall not become available for future grant or sale under the 2005 Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the 2005 Plan. To the extent a 2005 Plan Award is paid out in cash rather than stock, such cash payment shall not reduce the number of Shares available for issuance under the 2005 Plan. Any payout of performance units, because they are payable only in cash, shall not reduce the number of Shares available for issuance under the 2005 Plan. Conversely, any forfeiture of performance units shall not increase the number of Shares available for issuance under the 2005 Plan.

No Repricing

2005 Plan Awards may not be repriced or exchanged for other Awards, cash or a combination thereof, without the prior approval of the stockholders.

Eligibility to Receive Awards

The Administrator selects the employees, consultants, and directors who will be granted Awards under the 2005 Plan. The actual number of individuals who will receive Awards cannot be determined in advance because the Administrator has the discretion to select the participants, other than with respect to the automatic stock option grants to non-employee directors.

Stock Options

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the 2005 Plan, the Administrator may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not Wind River, to more favorable tax treatment). The Administrator will determine the number of Shares covered by each option, but during any fiscal year of Wind River, no participant may be granted options and stock appreciation rights together covering more than 1,000,000 Shares, except that options or stock appreciation rights covering up to a limit of 3,000,000 Shares may be granted to a participant during his or her first fiscal year of employment at Wind River.

The exercise price of the Shares subject to each option is set by the Administrator but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Wind River or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

Options issued under the 2005 Plan become exercisable at the times and on the terms established by the Administrator. The Administrator also establishes the time at which options expire, but the expiration of a stock option may not be later than ten years after the grant date (such term to be limited to five years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Wind River or any of parent or subsidiary of Wind River).

The exercise price of each option must be paid in full at the time of exercise. At the time of exercise, a participant must pay any taxes that Wind River is required to withhold. The exercise price may be paid in any form as determined by the Administrator, including, but not limited to, cash, check, surrender of Shares that have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the option is being exercised, consideration received pursuant to a broker-assisted cashless exercise program, or other legal methods of consideration.

Stock Appreciation Rights

Stock appreciation rights are Awards that grant the participant the right to receive an amount equal to (1) the number of shares exercised, times (2) the amount by which Wind River’s stock price exceeds the exercise price. An individual will be able to profit from a stock appreciation right only if the fair market value of the stock increases above the exercise price. Wind River’s obligation arising upon the exercise of a stock appreciation right may be paid in Shares or in cash, or any combination thereof, as the Administrator may determine and as set forth in the stock appreciation right agreement.

The Administrator determines the terms of stock appreciation rights. However, a stock appreciation right may not be granted with an exercise price below 100% of the fair market value of the underlying stock. Moreover, a stock appreciation right will expire no later than ten years after the date of grant.

No participant may be granted stock appreciation rights and options together covering more than 1,000,000 Shares in any fiscal year of Wind River, except that stock appreciation rights or options covering up to a limit of 3,000,000 Shares may be granted to a participant during his or her first fiscal year of employment at Wind River.

Restricted Stock

Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Administrator. If the Administrator desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see “Performance Goals” below for more information). The Administrator will determine the number of Shares of restricted stock granted to any employee, consultant or director, but during any fiscal year of Wind River, no participant may be granted more than 500,000 Shares in the aggregate of restricted stock, performance shares or restricted stock units, except that the participant may receive such Awards covering up to a limit of 1,500,000 Shares during his or her first fiscal year of employment at Wind River.

Unless the Administrator determines otherwise, Shares of restricted stock will be held by Wind River as escrow agent until any restrictions on the Shares have lapsed. The Administrator may accelerate the time at which any restriction may lapse or be removed.

Restricted Stock Units

Awards of restricted stock units are Shares that vest in accordance with terms and conditions established by the Administrator. The Administrator determines the number of restricted stock units granted to any employee, consultant or director, but during any fiscal year of Wind River, no participant may be granted more than 500,000 Shares in the aggregate subject to restricted stock units, performance shares or restricted stock, except that the participant may receive such Awards covering up to a limit of 1,500,000 Shares during his or her first fiscal year of employment at Wind River.

In determining whether an Award of restricted stock units should be made, and/or the vesting schedule for any such Award, the Administrator may impose whatever conditions to vesting it determines to be appropriate. The number of restricted stock units paid out to the participant will depend on the extent to which the vesting criteria are met. The Administrator may set vesting criteria based upon the achievement of company-wide, business unit or individual goals, which may include continued employment or service, or any other basis determined by the Compensation Committee. Notwithstanding the foregoing, if the Administrator desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see “Performance Goals” below for more information).

Upon satisfying the applicable vesting criteria, the participant shall be entitled to the payout specified in the Award agreement. Notwithstanding the foregoing, at any time after the grant of restricted stock units, the Administrator may reduce or waive any vesting criteria that must be met to receive a payout. The Administrator shall pay earned restricted stock units in Shares only.

Performance Shares

Performance shares are Awards that will result in a payment of Shares to a participant only if performance objectives established by the Administrator are achieved or the Awards otherwise vest. The applicable performance objectives will be determined by the Administrator, and may be based upon the achievement of company-wide, business unit or individual goals, which may include continued employment or service, or any other basis determined by the Compensation Committee. Notwithstanding the foregoing, if the Administrator desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see “Performance Goals” below for more information).

Performance shares have an initial value equal to the fair market value of a Share on the date of grant. Performance shares may be granted to employees, consultants or directors at any time as shall be determined by the Administrator in its sole discretion. Subject to the terms of the Plan, the Administrator will have complete discretion to determine the number of Shares subject to a performance share Award and the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service based component, upon which is conditioned on the grant or vesting of performance shares. Subject to the terms of the 2005 Plan, the Administrator will determine the number of performance shares granted to a service provider, but during any fiscal year of Wind River, no participant may be granted more than 500,000 Shares in the aggregate subject to performance shares, restricted stock units, or restricted stock, except that the participant may receive such Awards covering up to a limit of 1,500,000 Shares during his or her first fiscal year of employment at Wind River.

Performance Units

Performance units are Awards that will result in a cash payment to a participant only if performance objectives established by the Administrator are achieved or the Awards otherwise vest. The applicable performance objectives will be determined by the Administrator, and may be based upon the achievement of company-wide, business unit or individual goals, which may include continued employment or service, or any other basis determined by the Compensation Committee. Notwithstanding the foregoing, if the Administrator desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see “Performance Goals” below for more information).

Performance units have an initial value equal to the fair market value of a Share on the date of grant. Each such unit is the cash equivalent of one Share. Performance units may be granted to employees, consultants or directors at any time as shall be determined by the Administrator in its sole discretion. Subject to the terms of the 2005 Plan, the Administrator will have complete discretion to determine the number of Shares subject to a performance unit Award and the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned on the grant or vesting of performance shares. Subject to the terms of the 2005 Plan, the Administrator will determine the number of performance units granted to a service provider, but during any fiscal year of Wind River, no participant may be granted performance units with an initial value greater than $1,000,000, except that the participant may receive such Awards covering up to a limit of $3,000,000 in initial value during his or her first fiscal year of employment at Wind River.

Deferred Stock Units

Deferred stock units consist of a restricted stock, restricted stock unit, performance share or performance unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred stock units shall remain subject to the claims of Wind River’s general creditors until distributed to the participant.

Subject to the terms of the 2005 Plan, the Administrator will determine the number of deferred stock units granted to a service provider, but during any fiscal year of Wind River, no participant may be granted more than 500,000 Shares in the aggregate subject to performance shares, restricted stock units, or restricted stock, except that the participant may receive such Awards covering up to a limit of 1,500,000 Shares during his or her first fiscal year of employment at Wind River.

Non-Employee Director Awards

Each non-employee director will receive automatic, non-discretionary stock option grants under the 2005 Plan.

All non-employee directors of Wind River automatically will be granted, as of the date they are appointed or elected to the Board of Directors, a nonqualified stock option to purchase 50,000 Shares (if such appointment or election occurs on or after the date the 2005 Plan becomes effective). These initial grants vest as to 25% of the covered Shares on each anniversary of the grant date, so as to become 100% vested on the four year anniversary of the grant date thereafter, provided that the individual remains a service provider through each vesting date.

On April 1st of each year, each individual who is a non-employee director as of such date and who has served as a non-employee director for the previous twelve months, automatically is granted a nonqualified stock option to purchase 15,000 Shares. Each individual who was not a non-employee director on April 1 of the previous year shall receive an option covering the number of Shares determined by multiplying 15,000 Shares by a fraction, the numerator of which is the number of days since the non-employee director received his or her initial grant, and the denominator of which is 365, rounded down to the nearest whole Share. These options vest as to all of the Shares subject to the option on the first anniversary of the date of grant, provided that the individual remains a service provider through such vesting date, but only if the individual attends at least 75% of the meetings of the Board and the committees of the Board on which the individual serves which are held during that one-year period. If the individual fails to attend the requisite number of meetings to vest in his or her option, the option automatically terminates on the first anniversary of the grant date.

Both the initial grants and the ongoing grants have an exercise price equal to the fair market value of the covered Shares on the date of grant. Additionally, both types of grants have a maximum term of ten years. The Board of Directors may change the number of Shares subject to future initial and ongoing grants to non-employee directors.

Performance Goals

Under Section 162(m), the annual compensation paid to our Chief Executive Officer and to each of our other four most highly compensated executive officers may not be deductible to the extent it exceeds $1 million. However, we are able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2005 Plan, setting limits on the number of Awards that any individual may receive and for Awards other than options, establishing performance criteria that must be met before the Award actually will vest or be paid.

We have designed the 2005 Plan so that it permits us to pay compensation that qualifies as performance-based under Section 162(m). Thus, the Administrator (in its discretion) may make performance goals applicable to a participant with respect to an Award. At the Administrator’s discretion, one or more of the following performance goals may apply (all of which are defined in the 2005 Plan): annual revenue, cash position, earnings per share, net income, operating cash flow, operating income, return on assets, return on equity, return on sales, and total stockholder return. Except for cash position, return on equity and total stockholder return, a performance goal may apply either to Wind River or to one of its business units.

The Administrator also will adjust any evaluation of performance under a performance goal to exclude (i) any extraordinary non-recurring items, or (ii) the effect of any changes in accounting principles affecting Wind River’s or a business unit’s reported results.

Changes in Capitalization

If Wind River experiences a stock dividend, stock split, reverse stock split, combination or reclassification of the Common Stock or other change in capital structure, a proportional adjustment will be made to the number of Shares available for issuance under the 2005 Plan, the number and price of Shares subject to outstanding Awards and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Change in Control

In the event of a “change in control” of Wind River, the successor corporation will either assume or provide a substitute award for each outstanding Award. In the event the successor corporation refuses to assume or provide a substitute award, the Award will immediately vest and become exercisable as to all of the Shares subject to such Award, or, if applicable, the Award will be deemed fully earned and will be paid out prior to the change in control. In addition, if an option or stock appreciation right has become fully vested and exercisable in lieu of assumption or substitution, or because it was granted to a non-employee director under the automatic grant provisions of the 2005 Plan, the Compensation Committee will provide at least 15 days’ notice that the option or stock appreciation right will immediately vest and become exercisable as to all of the Shares subject to such Award and all outstanding options and stock appreciation rights will terminate upon the expiration of such notice period.

In addition, upon a change in control, the options granted to non-employee directors pursuant to the automatic option grant provisions of the 2005 Plan will immediately vest in full.

Limited Transferability of Awards

Awards granted under the 2005 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution and may be exercised during the lifetime of the participant, only by the participant. Notwithstanding the foregoing, the Administrator may permit an individual to transfer an Award. Any transfer shall be made in accordance with procedures established by the Administrator.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Wind River of Awards granted under the 2005 Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options

No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss.

Incentive Stock Options

No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain or loss will be capital gain or loss.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Deferred Stock Units

A participant will not have taxable income upon grant unless (with respect to restricted stock only) he or she elects to be taxed at that time. Instead, he or she generally will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the Shares or cash received minus any amount paid for the Shares. Depending on the structure of the deferred stock unit, it may result in an additional 20% tax under Internal Revenue Code Section 409A.

Tax Effect for Wind River

Wind River generally will be entitled to a tax deduction in connection with an Award under the 2005 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). As discussed above, special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. However, the 2005 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based compensation under Section 162(m), thereby permitting Wind River to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND WIND RIVER WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2005 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Accounting Treatment

Currently, employee stock options and stock option grants to members of our Board of Directors with purchase prices at or above fair market value on the grant date typically do not result in any direct charge to our reported earnings. However, the fair market value of these awards is required to be disclosed in the notes to our financial statements. We must also disclose, in the notes to our financial statements, the pro forma impact these awards would have on our reported earnings and earnings per share if the fair value of the options at the time of grant was treated as a compensation expense.

Currently, employee awards and awards to members of our Board of Directors with purchase prices below fair market value on the grant date result in a direct compensation expense that is typically equal to the “spread”, i.e. the difference between the purchase price and the fair market value on the grant date. Typically, this expense is amortized over our earnings over the Award’s vesting period.

The Financial Accounting Standards Board will require mandatory expensing for equity awards for fiscal years commencing after June 15, 2005. Accordingly, at such time all 2005 Plan Awards will result in direct charges to our reported earnings.

Amendment and Termination of the Plan

The Board generally may amend, alter, suspend or terminate the 2005 Plan at any time and for any reason. However, no amendment, suspension, or termination may impair the rights of any participant in the 2005 Plan without his or her consent. Amendments will be contingent on stockholder approval if required by applicable law. Unless terminated earlier by the Board, the 2005 Plan will continue in effect for ten years following the date the Board approved the 2005 Plan.

Summary

We believe strongly that the approval of the 2005 Plan is essential to our continued success. Awards such as those provided under the 2005 Plan constitute an important incentive and help us to attract and retain people whose skills and performance are critical to our success. Our employees, consultants and directors are our most important asset. If the stockholders do not approve the 2005 Plan, Wind River will be severely limited in its ability to make any discretionary equity award grants to assist in recruiting and retaining personnel. The Board believes that the 2005 Plan is vital to our ability to attract and retain outstanding and highly skilled individuals to work for Wind River and serve on our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

PROPOSAL THREE:

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Based upon the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to Wind River to audit our consolidated financial statements for the fiscal year ending January 31, 2006.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may hire different independent registered public accounting firms at any time during the year if it determines that such a change would be in the best interests of Wind River and its stockholders.

PricewaterhouseCoopers LLP has audited our financial statements since the fiscal year ended January 31, 1990. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

The aggregate fees billed for professional accounting services by PricewaterhouseCoopers LLP for the fiscal years ended January 31, 2005 and 2004 are as follows:

	Fiscal Year Ended January 31,
	2005	2004
Audit Fees(1)	$1,479,286	$704,325
Audit-Related Fees(2)	191,389	37,611
Tax Fees(3)	401,861	209,051
All Other Fees(4)	11,500	2,800

Total Fees	$2,084,036	$953,787

(1)	Comprised of fees for audit services and, for fiscal year 2005, for attestation services.
(2)	Comprised of fees for attestation services and a royalty examination.
(3)	Comprised of fees for services rendered in connection with a foreign tax audit and technical advice.
(4)	Includes fees for services rendered in connection with examination of stock option programs for fiscal year 2005, and fees for web-service access for fiscal year 2004.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firms

The Audit Committee has adopted a pre-approval policy which requires the Audit Committee to approve in advance all audit and permissible non-audit services provided by independent registered public accounting firms (“Pre-Approval Policy”). These services may include audit services, audit-related services, tax services and other services. In accordance with the Pre-Approval Policy, each year the Audit Committee must negotiate and approve the terms of engagement of the independent registered public accounting firm, and approve all audit, audit-related, tax and all other non-audit services to be provided to us by the independent registered public accounting firm for the upcoming fiscal year. Also, the Audit Committee must pre-approve any additions to or modifications to the previously approved services in accordance with the Pre-Approval Policy.

Percentage of Audit Fees Pre-Approved

During fiscal 2005, 100% of all audit and permissible non-audit services were pre-approved by the Audit Committee.

Independence of PricewaterhouseCoopers LLP

The Audit Committee has determined that the accounting advice and tax services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Recommended Vote

The Board unanimously recommends that you vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2006.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Under the SEC’s proxy rules, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.

The following table sets forth certain information as of April 1, 2005, regarding beneficial ownership of our Common Stock by:

•	each person who is known to us to own beneficially more than 5% of our Common Stock;

•	each director and each nominee for election as a director of Wind River;

•	each executive officer named in the Summary Compensation Table of this Proxy Statement; and

•	all of our current directors and officers as a group.

The information on beneficial ownership in the table and the footnotes is based upon our records and the most recent Schedule 13D or 13G filed by each such person and information supplied to us by such person. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options which are exercisable within 60 days after April 1, 2005 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

	Amount and Nature of Beneficial Ownership (2)
Name and Address of Beneficial Owner (1)	Number of Shares	Percent of Total Outstanding
Eastbourne Capital Management, L.L.C. (3)	7,472,500	8.9%
Black Bear Offshore Master Fund, L.P. (3)	4,951,706	5.9%
Narendra K. Gupta (4)	4,793,212	5.7%
Jerry L. Fiddler (5)	4,562,884	5.4%
William B. Elmore (6)	1,453,407	1.7%
Kenneth R. Klein (7)	908,498	1.0%
John C. Bolger (8)	57,140	*
Grant M. Inman (9)	204,000	*
Harvey C. Jones (10)	27,500	*
Christopher J. Galvin (11)	161,666	*
Scot K. Morrison (12)	236,295	*
Standish H. O’Grady (13)	27,500	*
Robert L. Wheaton (14)	151,075	*
Michael W. Zellner (15)	376,905	*
All executive officers and directors as a group (13 persons) (16)	13,022,582	15.5%

*	Less than 1%
(1)	The address for all beneficial owners is c/o Wind River Systems, Inc., 500 Wind River Way, Alameda, CA 94501.
(2)	Applicable percentages are based on 83,895,492 shares of Wind River Common Stock outstanding on April 1, 2005, adjusted as required by rules promulgated by the Securities and Exchange Commission.
(3)	Based on Schedule 13G filed with the Securities and Exchange Commission on February 8, 2005.

(4)	Includes 3,483,236 shares held by the Narendra and Vinita Gupta Living Trust dated 12/2/94, of which Mr. Gupta is a trustee; 920,000 shares held by the Gupta Irrevocable Children Trust, of which Mr. Gupta is also a trustee; and 7,176 shares held in an account benefiting Mr. Gupta’s daughter under the Uniform Gift to Minors Act, of which Mr. Gupta is the custodian. Also includes 382,800 shares subject to stock options exercisable within 60 days after April 1, 2005. Mr. Gupta disclaims beneficial ownership of the shares held in the Gupta Irrevocable Children Trust and held in his daughter’s name.
(5)	Includes 2,652,930 shares held by the Fiddler and Alden Family Trust, of which Mr. Fiddler is a trustee; 300,000 shares held by the Jazem I Family Partners LP—Fund 5, of which Mr. Fiddler is a general partner; 555,000 shares held by Jazem II Family Partners LP, of which Mr. Fiddler is a general partner; 247,953 shares held by Jazem III Family Partners LP, of which Mr. Fiddler is a partner; and 300,000 shares held by Jazem IV Family Partners LP, of which Mr. Fiddler is a partner. Also includes 507,001 shares subject to stock options exercisable within 60 days after April 1, 2005.
(6)	Includes 1,074,407 shares held by the Elmore Living Trust, of which Mr. Elmore is a trustee, 15,000 shares held by Elmore Family Investments, LP, of which Mr. Elmore is a partner, 250,000 shares held by Elmore Family Investments #2, of which Mr. Elmore is a partner and 25,000 shares held by Tevis Partners, LP of which Mr. Elmore is a partner. Also includes 89,000 shares subject to stock options exercisable within 60 days after April 1, 2005.
(7)	Includes 805,998 shares subject to stock options exercisable within 60 days after April 1, 2005.
(8)	Includes 53,000 shares subject to stock options exercisable within 60 days after April 1, 2005.
(9)	Includes 99,000 shares held by the Inman Living Trust UAD 5/9/89, of which Mr. Inman is a trustee; and 52,000 shares held by the Grant M. Inman IRA Rollover, of which Mr. Inman is a custodian. Also includes 53,000 shares subject to stock options exercisable within 60 days after April 1, 2005.
(10)	Shares subject to stock options exercisable within 60 days after April 1, 2005.
(11)	Includes 116,666 shares subject to stock options exercisable within 60 days after April 1, 2005.
(12)	Includes 222,659 shares subject to stock options exercisable within 60 days after April 1, 2005.
(13)	Shares subject to stock options exercisable within 60 days after April 1, 2005.
(14)	Includes 150,000 shares subject to stock options exercisable within 60 days after April 1, 2005.
(15)	Includes 373,958 shares subject to stock options exercisable within 60 days after April 1, 2005.
(16)	Includes 2,871,582 shares subject to stock options held by officers and directors exercisable within 60 days after April 1, 2005.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

Summary Compensation Table

The following table shows for the fiscal years ended January 31, 2005, 2004 and 2003 the compensation of our Chief Executive Officer during the fiscal year ended January 31, 2005 and the other four most highly compensated executive officers as of January 31, 2005:

	Fiscal Year	Annual Compensation (1)							Long-Term Compensation Awards	All Other Compensation (5)
Securities Underlying Options (#)(4)
Name and Principal Position		Salary		Bonus (2)		Other (3)
Kenneth R. Klein (6) Chairman, President and Chief Executive Officer	2005 2004 2003	$ $	450,000 34,326 —		$112,500 — —		$2,437 — —		600,000 2,424,000 —		— — —

Christopher J. Galvin (7) Vice President, Strategy and Corporate Development	2005 2004 2003	$ $	225,000 17,163 —		$56,000 — —		$5,625 — —		100,000 200,000 —		— — —

Scot K. Morrison Vice President, Engineering	2005 2004 2003	$ $ $	225,000 206,665 180,000	$ $ $	84,000 50,000 5,000	$ $ $	4,875 4,779 4,150		100,000 273,976 50,000	$ $ $	3,688 3,166 3,172

Robert L. Wheaton (8) Vice President, Worldwide Field Operations	2005 2004 2003	$ $	200,000 89,583 —	$ $	227,174 119,303 —		— — —		100,000 350,000 —		— — —

Michael W. Zellner Sr. Vice President, Finance and Administration, Chief Financial Officer and Secretary	2005 2004 2003	$ $ $	260,000 248,250 225,723	$ $ $	78,000 75,000 15,000	$ $ $	32,222 62,551 43,061	(9) (9) (9)	370,000 137,500 150,000	$ $ $	5,851 4,539 4,533

(1)	In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by the individuals listed in the table which are available generally to all salaried employees of Wind River, and certain perquisites and other personal benefits, securities or property received by such individuals which do not exceed the lesser of $50,000 or 10% of any such named executive officer’s annual salary and bonus disclosed in this table.
(2)	Includes bonuses and sales commissions earned in the respective fiscal year and paid the following fiscal year.
(3)	Unless otherwise indicated, the amounts in this column consist of matching contributions made by Wind River under the tax-qualified 401(k) Plan, which provides for broad-based employee participation.
(4)	All options granted have exercise prices equal to 100% of the fair market value of our Common Stock at the time of the grant.
(5)	Amounts represent the cash value compensation of the split-dollar life insurance policy maintained for each individual and the life insurance premiums for each individual. Of the life insurance premiums in fiscal year 2005, the following amounts were reported as taxable income to each individual: Mr. Morrison ($1,010) and Mr. Zellner ($2,050). The dollar value of the cash value compensation was determined by using the demand loan approach for the benefit provided by the whole life portion of the premium paid by each covered individual.
(6)	Mr. Klein joined Wind River as President, Chief Executive Officer and Chairman of the Board in January 2004.
(7)	Mr. Galvin joined Wind River in January 2004.
(8)	Mr. Wheaton joined Wind River in June 2003 as Vice President of Worldwide Sales and became Vice President of Worldwide Field Operations in January 2005.
(9)	These amounts consist of Wind River’s matching contributions of $6,150, $6,151 and $5,461 under the tax-qualified 401(k) Plan for the fiscal years of 2005, 2004 and 2003, respectively, and payments for certain home rental expenses incurred by Mr. Zellner.

Option Grants In Fiscal 2005

The following table sets forth information regarding options granted during fiscal 2005 to each of the persons named in the Summary Compensation Table.

Name	Number of Shares Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year		Per Share Exercise Price		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
							5%		10%

Kenneth R. Klein	600,000	12.49%			$12.20	01/05/12		$2,979,975		$6,944,609

Christopher J. Galvin	100,000	2.08%			$12.10	12/01/11		$492,592		$1,147,948

Scot K. Morrison	100,000	2.08%			$12.10	12/01/11		$492,592		$1,147,948

Robert L. Wheaton	100,000	2.08%			$12.10	12/01/11		$492,592		$1,147,948

Michael W. Zellner	250,000 120,000	5.20 2.50	% %	$ $	12.19 12.10	04/12/14 12/01/11	$ $	1,916,556 591,110	$ $	4,856,930 1,377,537

(1)	Options become exercisable as to 25% of the shares subject to the option on the first anniversary of the date of grant and thereafter at a rate of 1/48 of the shares per month and have a term of 7 or 10 years. The exercise price of all options granted is equal to the fair market value of our Common Stock on the date of grant.
(2)	The potential realizable value is based on the term of the option at its time of grant. In accordance with rules promulgated by the Securities and Exchange Commission, it is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. Unless the market price of Wind River’s Common Stock appreciates over the option term, no value will be realized from these option grants. There can be no assurance that the values shown in this table will be achieved.

Aggregated Option Exercises in Fiscal Year 2005 and Value of Options at End of Fiscal Year 2005

The following table sets forth information with respect to persons named in the Summary Compensation Table concerning exercised and unexercised options held as of January 31, 2005.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at End of Fiscal 2005		Value of Unexercised In-the-Money Options at End of Fiscal 2005 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth R. Klein	—	—	606,000	2,418,000	$2,077,320	$6,441,960
Christopher J. Galvin	—	—	100,000	200,000	$346,000	$391,000
Scot K. Morrison	—	—	204,180	268,896	$1,057,381	$1,086,932
Robert L. Wheaton	—	—	125,000	325,000	$697,750	$821,250
Michael W. Zellner	—	—	287,500	470,000	$1,298,375	$719,750

(1)	Calculated based on the last sale price of our Common Stock on January 31, 2005 ($12.55) as reported on the Nasdaq National Market.

Certain Relationships and Related Transactions

Employment, Severance and Change of Control Agreements

Other than the employment agreement with Mr. Klein described below, Wind River has not entered into any employment agreements with its executive officers.

Employment Agreement with Kenneth R. Klein. On November 5, 2003, Wind River and Mr. Klein entered into an employment agreement providing for the employment of Mr. Klein as Chairman of the Board of Directors, President and Chief Executive Officer effective as of January 5, 2004. Under the agreement, Mr. Klein is entitled to receive an annualized base salary of $450,000 and an annualized bonus for on-plan performance, as determined by the Compensation Committee of the Board of Directors.

In accordance with the terms of the agreement, upon commencement of his employment, Mr. Klein was granted three stock options to purchase an aggregate of 2,400,000 shares of our Common Stock under the terms and conditions of the 1998 Equity Incentive Plan. The exercise price of the options was $9.15, which was the fair market value (as defined in the 1998 Equity Incentive Plan) of our Common Stock on the date of grant. The three options consist of a standard grant of 2,000,000 shares that vests as to 25% of the shares on the first anniversary of Mr. Klein’s employment and then as to 1/48th of the shares each month. The two grants of 200,000 shares have similar vesting, but have a limitation on exercise tied to our stock price performance.

In the event Mr. Klein’s employment with Wind River is terminated other than for Cause, or if he resigns his employment with Good Reason (as each term is defined in the employment agreement), in each case other than within 12 months of a change of control, Mr. Klein will be entitled to (i) an amount equal to 12 months of Mr. Klein’s base salary as of his termination date plus an amount equal to 100% of his actual bonus for the fiscal year prior to the fiscal year in which the termination occurs, (ii) reimbursement of cost of continued heath insurance coverage, if elected, for a period of 12 months after termination, (iii) additional credits towards the vesting and exercisability of the stock options outlined above, and (iv) 12 months of additional credit towards the vesting and exercisability of all equity awards other than the stock options outlined above.

In the event of a Change of Control (as that term is defined in the employment agreement), Mr. Klein would be entitled to (i) an amount equal to 12 months of Mr. Klein’s base salary as of his termination date plus an amount equal to 100% of his actual bonus for the fiscal year prior to the fiscal year in which the termination occurs, (ii) reimbursement of cost of continued health insurance coverage, if elected, for a period of 12 months after termination, and (iii) 100% accelerated vesting and exercisability of all equity awards with respect to our Common Stock.

Change in Control Incentive and Severance Benefit Plan. In November 1995, the Compensation Committee of the Board of Directors adopted the Change in Control Incentive and Severance Benefit Plan (the “Change of Control Plan”) to provide an incentive to our officers with the title of Vice President or above in the event of certain change of control transactions, and severance benefits in the event of certain terminations of employment within 12 months of the change of control.

Upon the occurrence of a change of control, all executive officers except the Chief Executive Officer will receive acceleration of vesting for all shares subject to stock options that otherwise would have vested within one year of the date of the change of control. The Chief Executive Officer will receive two years’ worth of accelerated vesting, except to the extent that the option acceleration would create adverse tax consequences for the Chief Executive Officer and Wind River under the golden parachute provisions of Sections 280G and 49999 of the Internal Revenue Code of 1986, as amended, in which case the Chief Executive Officer will have accelerated the maximum number of shares allowed under the golden parachute provisions.

If an executive officer other than the Chief Executive Officer is terminated without Cause or voluntarily terminates with Good Reason (as each term is defined in the Change of Control Plan), within 12 months after a change in control, the executive will receive continued compensation for 12 months (including an estimated bonus amount), continued health insurance for the same period, and accelerated vesting of stock options that otherwise would vest within one year of the date of termination. In addition, for the Chief Executive Officer, any shares that would have received acceleration of vesting on account of the change in control but did not because of the limitation to avoid the golden parachute tax provisions shall receive accelerated vesting on the termination date. If the total severance payments would cause an executive to become liable for golden parachute excise tax payments, then we will pay that executive’s excise tax liability and all other taxes associated with our payment of the excise tax in order to leave the executive in the same after-tax position as if no excise tax had been imposed.

Vice Presidents’ Severance Benefit Plan. In May 2001, the Compensation Committee of the Board of Directors adopted the Vice Presidents’ Severance Benefit Plan (the “Severance Plan”) to provide for the payment of severance benefits to certain eligible employees whose employment with Wind River is involuntarily terminated. The Severance Plan was amended in June 2003. Eligible employees under the Severance Plan are vice president level or above; however, the Chairman of the Board of Directors and the Chief Executive Officer are not eligible under the Severance Plan. Employees who are eligible for benefits under the Change of Control Plan are not eligible under the Severance Plan, with the result that the Severance Plan shall have no eligible employees for a period of 12 months following a “Change of Control” as such term is defined in the Change of Control Plan. The Severance Plan provides that we will (i) make a cash lump sum payment equal to 26 weeks of base salary and (ii) pay the first six months COBRA continuation coverage premium on behalf of the employee, if the employee elects COBRA continuation coverage. All other non-health benefits will terminate as of the employee’s termination date. In order to receive benefits, an employee must execute a general waiver and release, as well as a non-competition agreement. Additionally, no employee is eligible for benefits under the Severance Plan if the employee is involuntarily terminated for reasons related to job performance or if the employee voluntarily terminates his or her employment, including by resignation, retirement or failure to return from a leave of absence as scheduled.

Indemnification and Limitation of Director and Officer Liability

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of Wind River, and otherwise to the full extent permitted under Delaware law and our bylaws.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of a registered class of Wind River’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Wind River. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

We believe, based solely on a review of the copies of such reports furnished to us, that during the fiscal year ended January 31, 2005, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners were timely filed.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The material in this report shall not be deemed to be (i) “soliciting material”, (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. This report shall not be deemed incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference into such filing.

The Compensation Committee of the Board of Directors is responsible for reviewing and approving the total compensation arrangements provided to the Chief Executive Officer and other members of senior management. In addition, the Compensation Committee also reviews and approves various other company compensation policies and matters, and oversees Wind River’s equity incentive plans, including reviewing and approving all stock option grants to our executive officers. The charter of the Compensation Committee reflects these various responsibilities. The Compensation Committee meets several times during the year, and it also considers and takes action by written consent. The Chairman of the Compensation Committee reports on Compensation Committee actions and recommendations at Board meetings. In addition, the Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist the Compensation Committee. Periodically, the Compensation Committee engages its own independent executive compensation consulting firm to assist it in the ongoing evaluation and analysis of Wind River’s executive compensation programs and practices to ensure that they are structured appropriately to achieve our compensation objectives.

The following is the report of the Compensation Committee of the Board with respect to the compensation paid to our executive officers during fiscal 2005. Actual compensation earned during fiscal 2005 by the persons named in the Summary Compensation Table is shown in the Summary Compensation Table. For information about the Compensation Committee, its purpose, members and charter, please see “Information About Our Board Of Directors—Board Committees—Compensation Committee.”

Compensation Philosophy and Policies

The objectives of Wind River’s executive compensation policies are to:

•	support Wind River’s primary objective of creating value for its stockholders;

•	attract, retain and reward executive officers who contribute to Wind River’s success;

•	align the financial interests of executive officers who contribute to Wind River’s success;

•	motivate executive officers to achieve Wind River’s business objectives; and

•	reward individual performance.

Elements of Compensation

Compensation for executive officers includes both cash and equity components. In setting the compensation for each executive officer, the Compensation Committee considers the level of compensation paid to executive officers in positions of companies similarly situated in size and products, the responsibility and authority of each position relative to other positions within Wind River, and the individual performance of each executive officer. The Compensation Committee believes that strong financial performance by Wind River, on a sustained basis, is an effective means of enhancing long-term stockholder return. Thus, the Compensation Committee builds in incentives to achieve corporate goals into the compensation structure for each executive officer. With respect to each of the primary components of total compensation specifically, this means:

•	Base salaries paid to executive officers are targeted to be competitive with comparable public technology companies, including companies comparable with respect to financial metrics.

•	Cash bonuses are structured to provide significant variability based on the achievement of financial goals, and provide significant rewards for meeting and exceeding these goals. Bonuses may vary also based upon individual achievement of corporate goals for the area of responsibility and authority of each position.

•	Equity compensation awards are structured to foster managing from the perspective of owners with an equity stake in Wind River, and reward executive officers based upon increasing long-term stockholder value.

Our executive officers’ compensation also includes additional features which are available to most other employees, including a 401(k) plan, employee stock purchase plan, and health and life insurance, some of which are generally based on an individual’s level of annual cash compensation.

During fiscal 2005, the Compensation Committee, with the assistance of an outside compensation consultant, evaluated our current executive officers’ total compensation arrangements. Our executive officers’ compensation arrangements for fiscal 2005 were compared against available data on executive compensation levels and practices as reported in established surveys of executive compensation as well as the publicly reported data for specific, comparable companies. The published survey data included a number of surveys that provide detailed executive compensation data for high-technology companies comparable in size and scope of operations to Wind River. In addition, the Compensation Committee reviewed compensation levels and practices for persons holding comparable positions at certain high-technology companies. These select peer companies are those that Wind River has historically competed with for executive talent within the software industry. The companies used for comparison purposes may, but need not be, included in the Nasdaq Computer and Data Processing Stocks Index.

Overall, our executive officers were assessed to be approximately 99% of the 50th percentile of the survey data for base salaries and 100% of the 50th percentile for target total cash. A number of our executive officers were hired during fiscal 2004 and fiscal 2005. As a result, the option grants awarded as part of new hire grants for select positions and special retention grants for continuing positions were above ordinary ongoing grant levels. At the time of the assessment, our executive officers’ total equity holdings from stock and options were determined to be at approximately the 50th percentile of the peer company data for equity holdings. Each of these components is discussed in turn below.

Cash Compensation

Base Salary

In establishing base salaries for executive officers, the Compensation Committee considers the comparative data as described above and also an individual executive’s performance, qualifications, experience and level of responsibility. Salaries for executives are reviewed periodically by the Compensation Committee and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in industry compensation for comparable positions, and our financial performance generally. The weight given each such factor by the Compensation Committee may vary with each individual. There were no base salary adjustments for any of the executive officers that affected compensation for fiscal 2005.

Annual Cash Incentive Awards

The executive officers are eligible to participate in an annual cash bonus program. The Compensation Committee believes cash incentive awards serve to motivate our executive officers to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options.

Cash incentive awards for our executive officers for fiscal 2005 were determined consistent with criteria for all employees. Our employees are eligible to participate in an annual cash bonus program. The funding for the employee cash bonus pool is based on achievement of annual corporate goals established at the beginning of each fiscal year. At the beginning of fiscal 2005, management established corporate performance targets for the year based upon achievement of a certain level of bookings and operating profit metrics. If the pre-established financial targets were achieved, the bonus plan would fund at 50% of the aggregate, target bonuses for employees that are not eligible for any other variable compensation. If the performance targets were exceeded, the employee cash bonus pool was eligible for additional bonus funding at management discretion. On-target corporate achievement in fiscal 2005 established the total amounts available for our cash bonus pool to be 50% of the aggregate target bonuses for such employees. For non-officers, management then exercised discretion in the determination of the actual amount of cash bonus awards for each employee, with adjustments made based upon each individual’s performance in fiscal 2005.

At the beginning of fiscal 2005, the Compensation Committee approved corporate performance targets and funding levels for cash bonuses for the executive officers (including the Chief Executive Officer) for fiscal 2005 consistent with those applied to eligible employees. For each executive officer (excluding the Chief Executive Officer), the Compensation Committee then later considered, with input from the Chief Executive Officer, a discretionary adjustment for each executive officer based upon achievement of individual performance criteria in fiscal 2005. The Compensation Committee also reviewed and approved the cash bonus award for Mr. Klein for fiscal 2005 consistent with this approach, and awarded Mr. Klein a cash bonus equal to 50% of his annual bonus target, which resulted in a bonus payout equal to 25% of his annual base salary. The cash bonus awards for our executive officers (including our Chief Executive Officer) for fiscal 2005 ranged from approximately 15% to 35% of the base salary of each of the eligible executive officers. No additional, or separate, cash bonuses were paid to any of the executive officers.

Equity Compensation

Ownership of our Common Stock is a key element of executive compensation. Our officers and other employees are eligible to participate in the 1998 Equity Incentive Plan and the 1998 Non-Officer Stock Option Plan (collectively, the “Equity Plans”), as well as the Employee Stock Purchase Plan. The Equity Plans were established to provide employees, including executive officers, an opportunity to share, along with the stockholders of Wind River, in Wind River’s long-term performance. The Equity Plans permit the Board or the Compensation Committee to grant stock options, stock purchase rights and Common Stock equivalents to employees, including executive officers, on such terms as the Board or the Compensation Committee may determine. The Compensation Committee has authority to grant and administer stock options to all of our employees. The Non-Officer Stock Option Committee may also grant options to all employees, other than officers and directors. The Compensation Committee considers, periodically, the grant of stock-based compensation to all officers as well as grants to new officers. Such grants are made on the basis of a subjective analysis of individual performance, our financial performance, and the number of shares subject to the executive’s existing options, as well as whether the executive’s existing options are in-the-money or underwater.

In December 2004, the Compensation Committee approved grants of stock option awards to each of the named executive officers other than the Chief Executive Officer, who was awarded a grant in January 2005, with the intention of providing annual equity incentive opportunities to the executive officers. Grants to executives and employees generally vest according to the following schedule: twenty-five percent of the shares subject to the option vest after one year of service following the vesting start date and 1/48 of the shares subject to the option vest each month thereafter.

Wind River also has an employee stock purchase plan that permits employees to acquire our Common Stock through payroll deductions. This plan is intended to promote broad-based equity participation throughout Wind River.

The Compensation Committee believes that these stock plans and the equity participation of the executive officers align the interests of the executive officers with the long-term interests of the stockholders, particularly in light of the stock option exchange program that occurred in fiscal 2004 and recent stock price appreciation.

The Compensation Committee is actively considering the potential impact of impending changes in the financial accounting treatment of equity compensation arrangements on Wind River’s reported financial results. The Compensation Committee, along with management, will continue to evaluate the financial and employee relations impact of equity compensation along with industry trends and competitive practices to determine how to best utilize equity in support of Wind River’s primary objective of creating value for its stockholders.

In line with this objective, the Compensation Committee recommended, and the Board of Directors approved, the submission of a new 2005 Equity Incentive Plan to shareholders for review and approval. The new plan is intended to replace Wind River’s currently active equity compensation plans with a new, unified plan that will provide maximum flexibility in structuring equity awards in the new post-expensing environment while managing the overall dilutive impact to shareholders.

401(k) Plan

We also maintain a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all employees. We make an employer matching contribution equal to 50% of an employee’s salary contributions up to a total of 6% of that employee’s compensation. These matching contributions are made in the form of Wind River Common Stock and become vested over a four-year period.

Section 162(m)

The Compensation Committee has considered the potential future effects of Section 162(m). Section 162(m) limits the deductibility by public companies of certain executive compensation in excess of $1 million per executive per year, but excludes from the calculation of such $1 million limit certain elements of compensation, including performance-based compensation, provided that certain requirements are met. None of our executive officers approached the $1 million limit in fiscal 2005 nor is any expected to approach such limit in fiscal 2006. However, the provisions of Section 162(m) merit current consideration because certain forms of equity awards which are not structured to meet the “performance-based” exception could be included in the calculation of the executive officers’ compensation.

This result can be avoided if the plans under which such options or other equity awards are granted comply with certain requirements at the time of grant, including administration by a committee consisting solely of two or more outside directors and stockholder approval of the terms of the plan, including approval of an annual limit stated in the plan on the number of shares with respect to which options may be granted to any employee. There are additional specific requirements for option grants and certain other equity awards to qualify as “performance-based”. Our 1998 Equity Incentive Plan was designed and administered to meet these requirements for stock options. In addition, the proposed 2005 Equity Incentive Plan has been designed to meet those requirements for stock options as well as other forms of performance-based awards.

Fiscal 2005 Chief Executive Officer Compensation

Our executive compensation philosophy is that base salary and cash bonuses should reflect our overall financial and non-financial performance and that non-cash compensation should be closely aligned with stockholder interests. In setting our Chief Executive Officer’s compensation, the Compensation Committee, in addition to considering the factors described above, also considers data reflecting comparative compensation information from other companies.

Kenneth Klein has served as President and Chief Executive Officer since January 2004. For fiscal 2005, Mr. Klein was compensated pursuant to his employment agreement, which we entered into with him in November 2004, at the time Mr. Klein was hired. The employment agreement provides for a base salary of $450,000 in fiscal year 2005, plus a bonus for on-plan performance, as determined by the Compensation Committee. For fiscal 2005, Mr. Klein was eligible to be paid $225,000 for his annual bonus, which represents the minimum bonus of 50% of his base salary provided for in his employment agreement. However, at the recommendation of Mr. Klein, the Compensation Committee approved instead a cash bonus of $112,500 for Mr. Klein, a reduction by 50% to remain consistent with the 50% funding of cash bonuses paid to all employees for fiscal 2005 based upon the on-target achievement of the specified corporate performance objectives.

In January 2005, Mr. Klein was granted an option to purchase 600,000 shares of Wind River Common Stock under the terms and conditions of our 1998 Equity Incentive Plan. Twenty-five percent of the shares subject to this option shall vest after one year of service following the vesting start date and 1/48 of the shares subject to the option shall vest each month thereafter. The Compensation Committee made this grant in recognition of Mr. Klein’s leadership in achieving certain operational and strategic goals.

The Compensation Committee believes that Mr. Klein’s compensation for fiscal 2005 under his executive employment agreement and his ownership of Wind River Common Stock are reasonable and appropriate, and provide him with significant incentives to maximize shareholder value.

Respectfully submitted by:

THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

William B. Elmore, Chairman

Grant M. Inman

Standish H. O’Grady

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report shall not be deemed to be (i) “soliciting material”, (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. This report shall not be deemed incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference into such filing.

The following is the report of the Audit Committee of the Board of Directors with respect to our audited financial statements for the year ended January 31, 2005, which include our consolidated balance sheets as of January 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the twelve months ended January 31, 2005, 2004 and 2003 and the notes thereto:

1)	The Audit Committee has reviewed and discussed our audited financial statements with management;

2)	The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards); and

3)	The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented, and has discussed with PricewaterhouseCoopers LLP its independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended January 31, 2005 for filing with the SEC.

Respectfully submitted by:

THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

John C. Bolger, Chairman

Grant M. Inman

Harvey C. Jones

PERFORMANCE GRAPH

The material in this report shall not be deemed to be (i) “soliciting material”, (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. This report shall not be deemed incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference into such filing.

The following graph shows a comparison of cumulative returns for Wind River’s Common Stock, the Nasdaq Stock Market (United States) Index and the Nasdaq Computer and Data Processing Stocks Index on January 31, 2000, and at the end of fiscal years 2001 through 2005. The graph assumes an investment of $100 in each of Wind River’s Common Stock, Nasdaq Stock Market (United States) Index and Nasdaq Computer and Data Processing Stocks Index and that all dividends were reinvested. No dividends have been declared or paid on our Common Stock. Historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG WIND RIVER SYSTEMS, INC.,

THE NASDAQ STOCK MARKET (U.S.) INDEX AND

THE NASDAQ COMPUTER & DATA PROCESSING INDEX

OTHER MATTERS

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

Michael W. Zellner

Secretary

Alameda, California

April 28, 2005

APPENDIX A

WIND RIVER SYSTEMS, INC.

2005 EQUITY INCENTIVE PLAN

1.              Purposes of the Plan. The purposes of this Equity Incentive Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Service Providers, and

•	to promote the success of the Company’s business.

Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units, as determined by the Administrator at the time of grant.

2.              Definitions. As used herein, the following definitions shall apply:

(a)            “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)            “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles.

(c)            “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

(d)            “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units.

(e)            “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)            “Awarded Stock” means the Common Stock subject to an Award.

(g)            “Board” means the Board of Directors of the Company.

(h)            “Cash Position” means the Company’s level of cash and cash equivalents.

(i)             “Change of Control” means the occurrence of any of the following events, in one or a series of related transactions:

(i)             any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%)

or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii)           a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii)          the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iv)          a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are Directors as of the date this Plan is approved by the Board, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors and whose election or nomination was not in connection with any transaction described in (i) or (ii) above or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(j)             “Code” means the Internal Revenue Code of 1986, as amended.

(k)            “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(l)             “Common Stock” means the Common Stock of the Company.

(m)          “Company” means Wind River Systems, Inc.

(n)            “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

(o)            “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 16.

(p)            “Director” means a member of the Board.

(q)            “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(r)            “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(s)            “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(t)             “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)            “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)             If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)          In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(v)            “Fiscal Year” means a fiscal year of the Company.

(w)           “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x)            “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

(y)            “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z)            “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Option Agreement.

(aa)          “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb)         “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(cc)          “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

(dd)         “Option” means a stock option granted pursuant to the Plan.

(ee)          “Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(ff)           “Outside Director” means a Director who is neither an Employee nor a Consultant.

(gg)         “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(hh)         “Participant” means the holder of an outstanding Award granted under the Plan.

(ii)           “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, and (j) Total Stockholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award.

(jj)           “Performance Share” means a performance share Award granted to a Participant pursuant to Section 14.

(kk)         “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 15.

(ll)           “Plan” means this 2005 Equity Incentive Plan.

(mm)       “Restricted Stock” means Shares granted pursuant to Section 12 of the Plan.

(nn)         “Restricted Stock Unit” means an Award granted pursuant to Section 13 of the Plan.

(oo)         “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(pp)         “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(qq)         “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(rr)           “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ss)          “Section 16(b)” means Section 16(b) of the Securities Exchange Act of 1934, as amended.

(tt)           “Service Provider” means an Employee, Consultant or Director.

(uu)         “Share” means a share of the Common Stock, as adjusted in accordance with Section 18 of the Plan.

(vv)         “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 11 hereof.

(ww)       “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(xx)         “Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

3.              Stock Subject to the Plan. Subject to the provisions of Section 22 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 6,250,000 Shares plus any shares subject to any outstanding options under the Company’s 1987 Equity Incentive Plan, the Company’s 1998 Non-Officer Stock Option Plan, the Company’s 1998 Equity Incentive Plan and the Company’s 1995 Non-Employee Directors’ Stock Option Plan that subsequently expire unexercised, up to a maximum of an additional 2,500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

Any Shares subject to Options or SARs shall be counted against the numerical limits of this Section 3 as one share for every share subject thereto. Any Shares or units subject to Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Deferred Stock Unit Awards with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as 1.5 shares for every one share subject thereto. To the extent that a Share that was subject to an Award that counted as 1.5 Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan shall be credited with 1.5 Shares.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares or Restricted Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when a SAR is exercised, the full number of Shares subject to that portion of the SAR being exercised shall be counted against the numerical limits of the first paragraph of Section 3 above, regardless of the number of shares used to settle the SAR upon exercise. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares or Restricted Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option shall not become available for future grant or sale under the Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not reduce the number of Shares available for issuance under the Plan. Any payout of Performance Units, because they are payable only in cash, shall not reduce the number of Shares available for issuance under the Plan. Conversely, any forfeiture of Performance Units shall not increase the number of Shares available for issuance under the Plan.

4.              Administration of the Plan.

(a)            Procedure.

(i)             Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii)           Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)          Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)          Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)            Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)             to determine the Fair Market Value of the Common Stock, in accordance with Section 2(u) of the Plan;

(ii)           to select the Service Providers to whom Awards may be granted hereunder;

(iii)          to determine whether and to what extent Awards or any combination thereof, are granted hereunder;

(iv)          to determine the number of shares of Common Stock or equivalent units to be covered by each Award granted hereunder;

(v)            to approve forms of agreement for use under the Plan;

(vi)          to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)         to construe and interpret the terms of the Plan and Awards;

(viii)        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix)          to modify or amend each Award (subject to Section 24(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan;

(x)            to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)          to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award (or distribution of a Deferred Stock Unit) that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld (but no more). The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii)         to determine the terms and restrictions applicable to Awards; and

(xiii)        to make all other determinations deemed necessary or advisable for administering the Plan.

(c)            Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5.              Eligibility. Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. Outside Directors shall receive automatic option awards pursuant to Section 16 hereof and may also receive other awards at the discretion of the Administrator.

6.              No Employment Rights. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant’s right or the Company’s or Subsidiary’s right, as the case may be, to terminate such employment at any time, with or without cause or notice.

7.              Code Section 162(m) Provisions.

(a)            Option and SAR Annual Share Limit. No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 1,000,000 Shares; provided, however, that such limit shall be 3,000,000 Shares in the Participant’s first Fiscal Year of Company service.

(b)            Restricted Stock, Restricted Stock Units and Performance Share Annual Limit. No Participant shall be granted, in any Fiscal Year, more than 500,000 Shares of Restricted Stock, Restricted Stock Units or Performance Shares; provided, however, that such limit shall be 1,500,000 Shares in the Participant’s first Fiscal Year of Company service.

(c)            Performance Units Annual Limit. No Participant shall receive Performance Units, in any Fiscal Year, having an initial value greater than $1,000,000, provided, however, that such limit shall be $3,000,000 in the Participant’s first Fiscal Year of Company service.

(d)            Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8.              Changes in Capitalization. The numerical limitations in Sections 7(a) and (b) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 18(a).

9.              Term of Plan. The Plan shall continue in effect for a term of ten (10) years following the date upon which the Board approved the Plan in 2005.

10.           Stock Options.

(a)            Term. The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

(b)            Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(c)            No Repricing. The exercise price for an Option may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

(d)            Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or until performance milestones are satisfied.

(e)            Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:

(i)             cash;

(ii)           check;

(iii)          other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)          delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price;

(v)            any combination of the foregoing methods of payment; or

(vi)          such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(f)            Exercise of Option; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 18 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(g)            Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(h)            Disability. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(i)             Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Option Agreement (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve months following Participant’s death. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(j)             ISO $100,000 Rule. Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

(i)             of Shares subject to a Participant’s Incentive Stock Options granted by the Company, any Parent or Subsidiary, which

(ii)           become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as

Nonstatutory Stock Options. For purposes of this Section 10(j), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

11.           Stock Appreciation Rights.

(a)            Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b)            Exercise Price and other Terms. Subject to Section 7(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award.

(c)            Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)             The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)           the number of Shares with respect to which the SAR is exercised.

(d)            Payment upon Exercise of SAR. At the discretion of the Administrator, and as specified in the Award Agreement, payment for a SAR may be in cash, Shares or a combination thereof.

(e)            SAR Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, whether or not it may be settled in cash and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f)            Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(g)            Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability termination, the Participant may exercise his or her SAR within such period of time as is specified in the Award Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the SAR shall remain exercisable for three months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(h)            Disability. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her SAR within such period of time as is specified in the Award Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the SAR shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(i)            Death of Participant. If a Participant dies while a Service Provider, the SAR may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such SAR may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the SAR shall remain exercisable for twelve (12) months following Participant’s death. If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

12.           Restricted Stock.

(a)            Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock.

(b)            Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock or the restricted stock unit is awarded. The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c)            Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

13.           Restricted Stock Units.

(a)            Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock Unit award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued service but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock Units. Restricted Stock Units shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

(b)            Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted

Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c)            Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)            Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Administrator shall pay earned Restricted Stock Units in Shares.

(e)            Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

14.           Performance Shares.

(a)            Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

(b)            Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares Award Agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c)            Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

15.           Performance Units.

(a)            Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

(b)            Number of Performance Units. Subject to Section 7(c) hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.

(c)            Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit Award Agreement as a condition of the award. Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.

(d)            Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an Award Agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

16.           Deferred Stock Units.

(a)            Description. Deferred Stock Units shall consist of a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.

(b)            162(m) Limits. Deferred Stock Units shall be subject to the annual 162(m) limits applicable to the underlying Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award as set forth in Section 7 hereof.

17.           Automatic Stock Option Grants to Outside Directors.

(a)            Procedure for Grants. All grants of Options to Outside Directors under this Section 17 shall be automatic and non-discretionary and shall be made in accordance with the following provisions:

(i)            Each Outside Director shall be automatically granted an Option to purchase 50,000 Shares (the “First Option”) upon the date on which such person first becomes a Director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy.

(ii)            On April 1 of each year (A) each Outside Director who was an Outside Director on April 1 of the previous year shall be automatically granted an Option to purchase 15,000 Shares, and (B) each Outside Director who was not an Outside Director on April 1 of the previous year shall receive an option covering the number of Shares determined by multiplying 15,000 Shares by a fraction, the numerator of which is the number of days since the Outside Director received their First Option, and the denominator of which is 365, rounded down to the nearest whole Share (the “Annual Option”).

(iii)            Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that an automatic grant hereunder would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the number of Shares available for issuance under the Plan, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan.

(iv)            The terms of Options granted under this Section 17 shall be as follows:

(1)            the term of the Option shall be ten (10) years.

(2)            the Option shall be exercisable only while the Outside Director remains a Service Provider, except as set forth in subsection (c) hereof.

(3)            the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Option.

(4)            the First Option shall vest as to 25% of the covered Shares on each anniversary of the grant date, so as to become 100% vested on the four year anniversary of the grant date, subject to the Participant remaining a Service Provider through each vesting date.

(5)            the Annual Options shall vest as to 100% of the covered Shares on the first anniversary of the grant date, subject to the Participant remaining a Service Provider through such vesting date, but only if the Participant attends at least 75% of the meetings of the Board and the committees of the Board on which the Participant serves which are held during that one-year period. If a Participant fails to attend the requisite number of meetings to vest in his or her Annual Option, the Option shall automatically terminate on the first anniversary of the grant date.

(b)            Consideration for Exercising Outside Director Stock Options. The consideration to be paid for the Shares to be issued upon exercise of an automatic Outside Director Option shall consist entirely of cash, check, other Shares of Common Stock which have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price, or any combination of such methods of payment.

(c)            Post-Service Exercisability.

(i)             Termination of Status as a Service Provider. If an Outside Director ceases to remain a Service Provider, he or she may, but only within the earlier to occur of six months from the date of such cessation or the end of the original Option term, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such cessation. To the extent that he or she was not entitled to exercise an Option at the date of such cessation, or if he or she does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(ii)           Disability of Outside Director. Notwithstanding the provisions of Section 17(c)(i) above, in the event a Director ceases to remain a Service Provider as a result of his or her Disability, he or she may, but only within the earlier to occur of twelve months from the date of such cessation or the end of the original Option term, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such cessation. To the extent that he or she was not entitled to exercise an Option at the date of such cessation, or if he or she does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(iii)          Death of Outside Director. Notwithstanding the provisions of Section 17(c)(i) above, in the event a Director ceases to remain a Service Provider as a result of his or her death, he or she may, but only within the earlier to occur of eighteen months from the date of such cessation or the end of the original Option term, exercise his or her Option. If he or she does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

18.           Leaves of Absence. Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the first day of any unpaid leave of absence and shall only recommence upon return to active service.

19.           Part-Time Service. Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, any service-based vesting of Awards granted hereunder shall be extended on a proportionate basis in the event an Employee transitions to a work schedule under which they are customarily scheduled to work on less than a full-time basis, or if not on a full-time work schedule, to a schedule requiring fewer hours of service. Such vesting shall be proportionately re-adjusted prospectively in the event that the Employee subsequently becomes regularly scheduled to work additional hours of service.

20.           Death of Participant. Unless determined otherwise by the Administrator and set forth in an Award Agreement, in the event a Participant dies while a Service Provider, then 100% of the Shares or units subject to his or her outstanding Awards shall vest 100% on the date of death.

21.           Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

22.           Adjustments Upon Changes in Capitalization, Dissolution or Liquidation or Change of Control.

(a)            Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) fiscal year share issuance limits under Sections 7(a) and (b) hereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)            Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c)            Change of Control.

(i)            Stock Options and SARs. In the event of a Change of Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (except for Outside Director Options granted pursuant to Section 17 hereof). With respect to (i) Outside Director Options granted pursuant to Section 17 hereof, and (ii) Options or SARs that the successor corporation refuses to assume or substitute, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including

Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable pursuant to the preceding sentence, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change of Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

(ii)            Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Deferred Stock Units. In the event of a Change of Control, each outstanding Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit and Deferred Stock Unit award shall be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit and Deferred Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Unit award, the Participant shall fully vest in the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Unit including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit and Deferred Stock Unit award shall be considered assumed if, following the Change of Control, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

23.           Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

24.           Amendment and Termination of the Plan.

(a)            Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that the Board may not materially amend the Stock Plan without obtaining stockholder approval.

(b)            Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c)            Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company.

25.           Conditions Upon Issuance of Shares.

(a)            Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)            Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

26.           Liability of Company.

(a)            Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b)            Grants Exceeding Allotted Shares. If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 24(b) of the Plan.

27.           Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

WIND RIVER SYSTEMS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2005

The undersigned stockholder of Wind River Systems, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2005, and hereby appoints Kenneth R. Klein and Michael W. Zellner, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Wind River Systems, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Wind River Systems, Inc. to be held at 500 Wind River Way, Alameda, California on Wednesday, June 8, 2005 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. FOR ANY AND ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY SHALL BE VOTED WITH DISCRETIONARY AUTHORITY.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(To be Signed on Reverse Side)

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on June 7, 2005. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

500 WIND RIVER WAY

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER

ALAMEDA, CA 94501 COMMUNICATIONS

If you would like to reduce the costs incurred by Wind River Systems, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on June 7, 2005. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Wind River Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE AT 11:59 P.M. EASTERN DAYLIGHT TIME ON JUNE 7, 2005. IF YOU HAVE VOTED OVER THE INTERNET OR BY TELEPHONE, DO NOT MAIL BACK YOUR PROXY CARD.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

WINRV1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WIND RIVER SYSTEMS, INC.

The Board of Directors recommends a vote FOR the nominees listed below in Proposal 1 and FOR Proposal 2 and Proposal 3.

Vote On Directors

For Withhold For All To withhold authority to vote for any nominee(s),

1. To elect eight directors to serve until the next Annual Meeting of Stockholders All All Except mark “For All Except” and write the nominee’s and until their successors have been elected and qualified. The nominees number on the line below. are as follows: 01) John C. Bolger 05) Grant M. Inman 02) William B. Elmore 06) Harvey C. Jones 03) Jerry L. Fiddler 07) Kenneth R. Klein 04) Narendra K. Gupta 08) Standish H. O’Grady

Vote On Proposals For Against Abstain For Against Abstain

2. To approve the 2005 Equity Incentive Plan; and 3. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Wind River Systems, Inc. for the fiscal year ending January 31, 2006.

In their discretion, the holders of this proxy are authorized to vote at the 2005 Annual Meeting of Stockholders upon such other business that may properly come before the meeting or any continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present.

Please sign exactly as your name appears hereon. If the stock is registered in the name of two or more persons, each should sign. If signer is a corporation or partnership, sign in full corporate or partnership name by authorized officer or person. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, include full title as such.

For address changes and/or comments, please check this box and write them on the back where indicated.

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date